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                                                                    EXHIBIT 24-2

                            ENERGY EAST CORPORATION
                              CERTIFIED RESOLUTION

RESOLVED, that the Corporation hereby constitutes and appoints W.W. von Schack, K.M. Jasinski, R.D. Kump, R.E. Rude and T.G. Borkowsky, Esq. and each of them (with full power to each of them to act alone) its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitition, for it and on behalf and in its name, place and stead to sign, execute and file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, any and all post-effective amendments to Registration Statement No. 033-54155 of the Corporation in connection with the amended Dividend Reinvestment and Stock Purchase Plan, and any and all other documents required to be filed with respect thereto, with all exhibits and other documents in connection therewith, granting unto said attorneys, and each of them or their substitutes or substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the Corporation might or could do.

    I, Robert D. Kump, Secretary of Energy East Corporation, a New York corporation, do hereby certify that the foregoing is a true and correct copy of a resolution duly adopted by the Board of Directors of said Corporation at a meeting thereof duly called, convened and held on October 11, 2002 and that said resolution is in full force and effect as of the date hereof.

    IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this 22nd day of October, 2002.

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                                                                   /s/ ROBERT D. KUMP
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                                                                     Robert D. Kump
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